                                                                 Exhibit 99.c(3)

================================================================================

                          FIRST UNION SECURITIES, INC.

                                Presentation to

                               BOARD OF DIRECTORS

                                  June 5, 2000

================================================================================

================================================================================
                                             Presentation to: BOARD OF DIRECTORS
                                                                          page 1
================================================================================


--------------------------------------------------------------------------------
      Introduction
--------------------------------------------------------------------------------

      Situation Overview

      Proposed Offer from Lew and LaVonda Rothman

      Exhibits

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
INTRODUCTION                                 Presentation to: BOARD OF DIRECTORS
                                                                          page 2
================================================================================


OVERVIEW

      o Frustrated by lack of interest and movement in the common stock of Cutter (the "Company"), Messrs. Rothman and Colleton decided to investigate ways to maximize shareholder value.

      o On April 7, 2000, representatives of the Company met with First Union Securities, Inc. ("FUSI") to discuss various strategic alternatives to maximize shareholder value, including a potential sale of the Company and a going private transaction.

            - At the meeting, the Company authorized FUSI to conduct a limited market check to determine the interest of strategic buyers.

      o FUSI contacted the two most likely strategic buyers, Altadis and Swedish Match, to determine their level of interest in a potential acquisition of the Company.

            - Both Altadis and Swedish Match declined to pursue an acquisition of the Company.

      o On May 18, 2000, FUSI met with representatives of the Company to update them on the results of the market check, as well as to discuss further the possibility of a going private transaction.

      o At the meeting, the Company's President and Chief Executive Officer, Lew Rothman, concluded that he believed a going private transaction would be in the best interests of the Company's shareholders.

      o Lew Rothman called a special meeting of the Board of Directors to be held on June 5, 2000 for the purpose of discussing such a transaction.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
                                             Presentation to: BOARD OF DIRECTORS
                                                                          page 3
================================================================================


      Introduction

--------------------------------------------------------------------------------
      Situation Overview
--------------------------------------------------------------------------------

      Proposed Offer from Lew and LaVonda Rothman

      Exhibits

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
SITUATION OVERVIEW                           Presentation to: BOARD OF DIRECTORS
                                                                          page 4
================================================================================


SUMMARY

      o The Company currently does not benefit from remaining public, given its industry segment, size, growth characteristics and institutional visibility.

      o     Investor interest in the cigar industry has waned.

            -     Global tobacco industry consolidation continues.

            - Most of the publicly held domestic manufacturers or distributors of cigars have been acquired or taken private.

      o Lack of interest by public markets has led to poor returns for shareholders of the remaining companies, as well as other companies of similar size and potential growth.

            - Small cap and moderate growth companies significantly underperforming NASDAQ and S&P 500.

            -     Trading volume waning in smaller cap issues.

            -     Institutional support fading.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
SITUATION OVERVIEW                           Presentation to: BOARD OF DIRECTORS
                                                                          page 5
================================================================================


TIMELINE RELATING TO KEY PALYERS IN THE U.S. CIGAR INDUSTRY

--------------------------------------------------------------------------------
Date                                      Significant Event
--------------------------------------------------------------------------------
August 1996       >     Consolidated Cigar Holdings, Inc. completes IPO of 5.4
                        million shares at $23.00 per share.

                  > President Clinton approves proposed FDA regulations that give the FDA the authority to regulate cigarettes as a drug delivery device.

--------------------------------------------------------------------------------
December 1996     >     Swisher International Group Inc. completes IPO of 6.0
                        million shares at $17.00 per share.

--------------------------------------------------------------------------------
February 1997     >     General Cigar Holdings, Inc. completes IPO of 6.0
                        million shares at $18.00 per share.

--------------------------------------------------------------------------------
March 1997        >     Liggett Group settles lawsuits with 22 states. The
                        company admits that smoking is addictive and can cause cancer. The company also admits that the industry intentionally markets to minors.

--------------------------------------------------------------------------------
June 1997         >     Cutter completes IPO of 3.0 million shares at $17.00 per
                        share.

                  >     Tobacco companies settle with state attorney generals.

--------------------------------------------------------------------------------
August 1997       >     Tobacco companies settle Florida Medicaid lawsuit for
                        $11.3 billion. The companies agree to eliminate all designated billboard ads, to eliminate vending machine sales and to support educational programs.

--------------------------------------------------------------------------------
October 1997      >     Tobacco companies settle the Broin class action suit.
                        This becomes the first-ever second-hand smoke trial.

--------------------------------------------------------------------------------
December 1997     >     A class action lawsuit for 60 union health care funds in
                        Washington is filed alleging intentional targeting by tobacco companies of blue collar workers. The 60 funds involve 500,000 workers. Eight more states are expected to file soon.

                  > Liggett Group will list ingredients on the packages of L&M cigarettes.

                  > Lorillard pays more than $1.5 million to the family of a California smoker who died of cancer. This is the first-ever payment by a tobacco company for a smoking-related personal injury claim.

                  >     Havatampa Inc. is sold to Tabacalera International SA.

--------------------------------------------------------------------------------
December 1998     >     Swisher International Group Inc. announces going private
                        transaction at $9.50 per share (44.1% discount to IPO price).

                  > Consolidated Cigar Holdings, Inc. announces sale to Seita for $17.85 per share (22.4% discount to IPO price).

--------------------------------------------------------------------------------
January 2000      >     General Cigar Holdings, Inc. announces sale of majority
                        ownership to Swedish Match for $15.25 per share (15.3%
                        discount to IPO price).
--------------------------------------------------------------------------------

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
SITUATION OVERVIEW                           Presentation to: BOARD OF DIRECTORS
                                                                          page 6
================================================================================


SMALL CAP INDEX, MODERATE GROWTH INDEX AND THE COMPANY VERSUS NASDAQ AND S&P 500
(1)(2)
(Since Company's IPO)

--------------------------------------------------------------------------------
                                             Small Caps Trading Discount to
                                        ----------------------------------------
                                                  NASDAQ              S&P 500
                                                  ------              -------

Current                                               66.6%                49.1%
One Year                                              44.6%                36.5%

                                        Moderate Growth Cos. Trading Discount to
                                        ----------------------------------------
                                                  NASDAQ              S&P 500
                                                  ------              -------
Current                                               58.1%                36.3%
One Year                                              29.5%                19.1%

                                              Company Trading Discount to
                                        ----------------------------------------
                                                  NASDAQ              S&P 500
                                                  ------              -------
Current                                               79.3%                68.5%
One Year                                              73.0%                69.1%
--------------------------------------------------------------------------------

                              [LINE CHART OMITTED]

Footnote:
---------
(1) Small cap index composed of all companies with market capitalization below $100.0 million.
(2) Moderate growth index composed of all companies with 3-5 year earnings growth of 10.0% or less.

      o The discount to the NASDAQ and S&P 500 for both the small cap and moderate growth indices has gotten significantly larger over time and will continue to increase as more capital flows into "New Economy" companies.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
SITUATION OVERVIEW                           Presentation to: BOARD OF DIRECTORS
                                                                          page 7
================================================================================


ANALYSIS OF INSTITUTIONAL SUPPORT FOR THE COMPANY'S STOCK

      o The Company's stock is very thinly traded and has very little institutional support and visibility.

            - From the IPO date to January 1, 1999, the median trading volume of the Company's stock was 27,400 shares a day.

            - Since January 1, 1999, the median daily trading volume of the Company's stock has been 9,100 shares a day.

            - Of the sixteen brokerage firms that actively traded the Company's stock between the IPO and December 31, 1999, only six are trading the stock in calendar 2000.

            - Only one institution, FUSI, provides research on the Company vs. three at the time of the Company's IPO.

      o Without significant institutional interest, research or trading support, catalysts for near to intermediate term price appreciation are very limited.

                            Trading Volume Analysis
                            -----------------------
                             (Latest Twelve Months)

                               [BAR CHART OMITTED]


                Comparison of Total Shares Traded Year Over Year
                ------------------------------------------------

                              [BAR CHART OMITTED]


Footnote:
---------
(1)   IPO on June 25, 1997.
(2)   YTD as of June 5, 2000.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
SITUATION OVERVIEW                           Presentation to: BOARD OF DIRECTORS
                                                                          page 8
================================================================================


THE COMPANY'S FORWARD P/E MULTIPLE(1)
(From July 21, 1997 to Present)

      o Despite achieving consistent historical revenue growth (14.8% CAGR from 1997 to 1999) and stable cash flows, the Company's forward P/E multiple has contracted dramatically since September 1997.

                             [LINE GRAPHIC OMITTED]


Footnote:
--------
(1) Data was unavailable for the period of April 1999 to February 2000 due to lack of forward twelve months quarter-over-quarter EPS projections.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
SITUATION OVERVIEW                           Presentation to: BOARD OF DIRECTORS
                                                                          page 9
================================================================================


SHIFT IN INSTITUTIONAL OWNERSHIP - QUARTER OVER QUARTER SINCE IPO

                              [BAR CHART OMITTED]

      o Total shares purchased by institutions has declined dramatically since quarter ended June 30, 1999.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
SITUATION OVERVIEW                           Presentation to: BOARD OF DIRECTORS
                                                                         page 10
================================================================================


LACK OF INTEREST FROM STRATEGIC BUYERS

      o On April 7, 2000, the Company's management team authorized FUSI to conduct a market check to gauge the interest of the Company's two most likely strategic buyers regarding a possible acquisition of the Company.

      o FUSI contacted Altadis and Swedish Match to determine their level of interest in a potential acquisition of the Company. Both companies declined to pursue an acquisition.

--------------------------------------------------------------------------------
                              Overview of Altadis
--------------------------------------------------------------------------------

            Ticker:                                    ALT
            Location:                            Eloy Gonzalo 10
                                               28010 Madrid, Spain
            Market Capitalization:                    $4,862.9

            Description:      Altadis was formed in December 1999 as a result of
                              a merger of equals between Tabacalera SA located in Madrid, Spain and Sieta, located in Paris, France. The terms of the transaction required the exchange of 19 Tabacalera shares for six Sieta shares and an extraordinary dividend of Euro 5 to Seita shareholders. Altadis is currently the fourth-largest tobacco company in the world by market capitalization and the sixth largest by cigarette production.

            Brands: Cigar brands include Dutch Treats, Antonio y Cleopatra, Dutch Masters, Upmann, Montecristo and Por Larranga.

                                  Market Share
--------------------------------------------------------------------------------
   [The following table was depicted as a pie chart in the printed material.]

                               Other                  8%
                               Rest of Europe         9%
                               U.S.                  15%
                               France                34%
                               Spain                 34%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Overview of Swedish Match
--------------------------------------------------------------------------------

            Ticker:                                 SWMA
            Location:                        Rosenlundsgatan 36
                                           118 85 Stockholm, Sweden
            Market Capitalization:                 $1,295.9

            Description:      Swedish Match is a Swedish-based international
                              group that manufactures and markets a broad range of tobacco products and tobacco-related products including cigars, snuff, chewing tobacco, pipe tobacco, disposable lighters and matches. The company is one of the largest manufacturers and distributors of cigars and cigarillos and ranks second in terms of sales value in the world cigar market.

            Brands: Cigar brands include Macanudo, Garcia y Vega, White Owl, El Credito, El Rico Habano, La Hoya Selecta and Montague.

                                  Market Share
--------------------------------------------------------------------------------

   [The following table was depicted as a pie chart in the printed material.]

                               Other                   2%
                               South America           6%
                               North America          20%
                               Other Europe           25%
                               East Europe             2%
                               Sweden                 45%

--------------------------------------------------------------------------------

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
                                             Presentation to: BOARD OF DIRECTORS
                                                                         page 11
================================================================================


      Introduction

      Situation Overview

--------------------------------------------------------------------------------
      Proposed Offer from Lew and LaVonda Rothman
--------------------------------------------------------------------------------

      Exhibits

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
PROPOSED OFFER FROM LEW AND LAVONDA          Presentation to: BOARD OF DIRECTORS
ROTHMAN                                                                  Page 12
================================================================================


REASONS FOR TAKING THE COMPANY PRIVATE

      o Lew and LaVonda M. Rothman have carefully considered all options and believe that the proposed transaction is in the best interests of both the Company and its shareholders.

      o Minority shareholders receive a significant premium to current share price and immediate liquidity.

      o Logical strategic buyers do not appear to have any interest in acquiring the Company.

      o There is little likelihood of significant multiple expansion in the near term.

      o     The Company has very limited growth prospects.

            - Publicly announced plans regarding no further expansion of retail operations.

            - The only research analyst covering the Company projects modest organic growth going forward.

      o The Company is not currently enjoying the benefits of public ownership.

      o All existing employees, stores, operations and other "stakeholders" remain in place.

      o     Financing is readily available.

      o     Ability to close the transaction quickly.

      o The proposed transaction does not preclude the Board's consideration of potentially superior proposals.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
PROPOSED OFFER FROM LEW AND LAVONDA          Presentation to: BOARD OF DIRECTORS
ROTHMAN                                                                  page 13
================================================================================


SUMMARY OF PROPOSED OFFER BY LEW AND LAVONDA M. ROTHMAN

      Offer Price:                 $12.00 per share.

      Consideration Offered:       Cash.

      Transaction Structure:       Tender Offer.

      Offer Predicated Upon:       Majority of the minority shares are tendered.

      Financing Sources:           Negotiating with three financial institutions
                                   to provide 100% of the financing.

      Breakup Fee:                 None.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
PROPOSED OFFER FROM LEW AND LAVONDA          Presentation to: BOARD OF DIRECTORS
ROTHMAN                                                                  page 14
================================================================================


BREAKDOWN OF LEW AND LAVONDA M. ROTHMAN'S OFFER

      o Following a review of strategic alternatives, Lew and LaVonda M. Rothman are proposing a tender offer of $12.00 a share for all outstanding shares of the Company's stock.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Price Offered By Lew and LaVonda M. Rothman                               $12.00
--------------------------------------------------------------------------------

Company's Total Shares Outstanding (1)                                11,882,955

Less: Shares Contributed By Lew and LaVonda M. Rothman (2)             8,775,840
                                                                     -----------
                 Total Shares Subject To Tender Offer                  3,107,115

--------------------------------------------------------------------------------
Capital Required To Purchase All Minority Shares                     $37,285,380
--------------------------------------------------------------------------------

Plus: Refinancing Existing Debt (3)                                    5,983,000

Plus: Estimated Fees Relating To Transaction                           3,000,000
                                                                     -----------
Total Capital Required To Execute Transaction                        $46,268,380
                                                                     ===========

--------------------------------------------------------------------------------

Footnote:
---------
(1)   Obtained from Proxy filed December 31, 1999.
(2)   Obtained from management and excludes shares held in trust.
(3)   As of March 31, 2000.

--------------------------------------------------------------------------------
                          Sources And Use of Funds (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Sources Of Funds (2)
--------------------------------------------------------------------------------

                                                                       Debt /
                                            Amount                  FY99 EBITDA
                                          -----------               -----------

Senior Term Loan                          $46,268,380                      2.1x
                                          ===========               ===========

--------------------------------------------------------------------------------
                               Uses Of Funds (3)
--------------------------------------------------------------------------------

                                           Number Of              Total Purchase
                                             Shares                    Price
                                          -----------             -------------

Institutional Shares                        1,641,142              $19,693,704

Trust Shares                                  524,160                6,289,920

Retail & Other                                941,813               11,301,756

Current Debt                                       --                5,983,000

Transaction Fees                                   --                3,000,000
                                          -----------             ------------
                  Total                     3,107,115              $46,268,380
                                          ===========             ============

Footnote:
---------
(1) Sources and uses of funds excludes $15.2 million of cash on the balance sheet as of March 31, 2000.
(2) Sources of funds excludes an additional $5.0 million revolver for working capital purposes.
(3)   Shares obtained from 13F filings and management.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
PROPOSED OFFER FROM LEW AND LAVONDA          Presentation to: BOARD OF DIRECTORS
ROTHMAN                                                                  page 15
================================================================================


IMPLIED VALUTION OF THE COMPANY BASED ON LEW AND LAVONDA M. ROTHMAN'S OFFER

                    ($ in Thousands, Except Per Share Data)

--------------------------------------------------------------------------------
                                   Valuation
--------------------------------------------------------------------------------

Purchase Price Per Share                                                $12.00

Company's Total Shares Outstanding                                      11,883
                                                                      --------
Implied Equity Value                                                  $142,595
Plus: Net Debt(1)(2)                                                    (9,251)
                                                                      --------
Implied Enterprise Value                                              $133,344
                                                                      ========

--------------------------------------------------------------------------------

Footnote:
---------
(1)   Net debt equals total debt and capitalized leases less excess cash.
(2) As of March 31, 2000, the Company had approximately $6.0 million in debt and $15.2 million in cash on its balance sheet.

--------------------------------------------------------------------------------
                             Valuation Mutliples (1)
--------------------------------------------------------------------------------

                                              Amount                 Multiple
                                             --------                ---------
LTM Sales                                    $314,615                     0.4x
LTM EBITDA                                     21,575                     6.2x
LTM EBIT                                       19,253                     6.9x

--------------------------------------------------------------------------------
                              Premiums Analysis (2)
--------------------------------------------------------------------------------

      One Day                       One Week                      Four Weeks
      -------                       --------                      ----------
        17.1%                          21.5%                           20.0%

--------------------------------------------------------------------------------

Footnote:
---------
(1)   LTM as of March 31, 2000.
(2)   Assumes announcement date is June 5, 2000.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
PROPOSED OFFER FROM LEW AND LAVONDA          Presentation to: BOARD OF DIRECTORS
ROTHMAN                                                                  page 16
================================================================================


ANALYSIS OF TRADING VOLUME OF THE COMPANY'S STOCK BETWEEN VARIOUS PRICE RANGES (Latest Twelve Months)

   [The following table was depicted as a bar chart in the printed material.]

                          Number
                         of Shares
                         ---------
$7.00 - $9.50            [NEED VALUE]        53.6% of all
$9.51 - $12.00           [NEED VALUE]        41.2%
> $12.00                 [NEED VALUE]         5.2%

o Since June 5, 1999, approximately 94.8% of all trades have occurred below $12.00.

o The last time the Company's stock price was at or above $12.00 was July 8, 1999, almost one year ago.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
PROPOSED OFFER FROM LEW AND LAVONDA          Presentation to: BOARD OF DIRECTORS
ROTHMAN                                                                  page 17
================================================================================


COMPARABLE GOING PRIVATE CASE STUDY
SWISHER INTERNATIONAL GROUP INC.'S ACQUISITION BY INVESTOR GROUP

      Description of Company: Swisher International Group Inc. ("Swisher") and its subsidiaries manufacture and sell cigars and smokeless tobacco products. Swisher is one of the largest manufacturers and marketers of cigars in the world, as measured by units sold. On December 17, 1996, Swisher completed an initial public offering of 6.0 million Class A Common Shares ("Class A") for $17.00 per share, with aggregate proceeds of $102.0 million. Swisher's Chairman and CEO, William Ziegler, III, held 28.1 million Class B Common Shares ("Class B"). The Class B represented approximately 83.0% of the total outstanding common shares and 98.0% of the outstanding voting power.

      During 1998, Swisher's stock price fell approximately 47% as a result of a general slowdown in demand for cigars. As a result, Mr. Ziegler decided to take Swisher private and allow the existing Class A shareholders the opportunity to receive a premium of approximately 40% over the market price. The transaction was structured as a tender offer and was announced on December 9, 1998. The transaction closed on June 14, 1999.

                         Stock Price / Volume Analysis

                              [STOCK CHART OMITTED]

                             [PLOT POINTS TO COME]

                             Valuation Analysis (1)

--------------------------------------------------------------------------------
                                ($ in Thousands)
--------------------------------------------------------------------------------

------------------------------------
Per Share Equity Value         $9.50
------------------------------------

Total Shares Outstanding                  LTM Valuation Multiples

Class A Common Shares        5,778                    Financials   Multiple
Class B Common Shares       28,100                    ---------------------
                           -------        Sales         $266,998       1.5x
   Total Common Shares      33,878        EBITDA          66,456       6.2x
                                          EBIT            59,742       6.9x
Equity Value              $321,844
Plus: Net Debt              91,439        ----------------------------------
                          --------                Premiums Analysis
     Enterprise Value     $413,283        ----------------------------------
                          ========         One Day    One Week    Four Weeks
                                          ----------------------------------
                                            39.5%      49.0%        67.0%
                                          ----------------------------------

--------------------------------------------------------------------------------

Footnote:
---------
(1)   LTM as of December 31, 1998.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
PROPOSED OFFER FROM LEW AND LAVONDA          Presentation to: BOARD OF DIRECTORS
ROTHMAN                                                                  page 18
================================================================================


VALUATION COMPARISON - THE COMPANY'S IMPLIED VALUATION BASED UPON OFFER PRICE VS. SWISHER'S VALUATION

--------------------------------------------------------------------------------
                     ($ in Thousands, Except Per Share Data)
--------------------------------------------------------------------------------

-------------------------------------     --------------------------------------
       Company's Valuation                         Swisher's Valuation
-------------------------------------     --------------------------------------

                             --------                                  ---------
Per Share Equity Value         $12.00     Per Share Equity Value          $9.50
                             --------                                  ---------

Total Shares Outstanding                  Total Shares Outstanding

Total Common Shares (1)        11,883     Class A Common Shares           5,778
                                          Class B Common Shares          28,100
                                                                       --------
                                             Total Shares                33,878

Equity Value                 $142,595     Equity Value                 $321,844
Plus: Net Debt                 (9,251)    Plus: Net Debt                 91,439
                             --------                                  --------
   Enterprise Value          $133,344        Enterprise Value          $413,283
                             ========                                  ========

    LTM Valuation Multiples (2)               LTM Valuation Multiples (3)
-------------------------------------     -------------------------------------
         Amount     Margin   Multiple              Amount     Margin   Multiple
        -----------------------------             -----------------------------
Sales   $314,615         --      0.4x     Sales   $266,998         --      1.5x
EBITDA    21,575       6.9%      6.2x     EBITDA    66,456      24.9%      6.2x
EBIT      19,253       6.1%      6.9x     EBIT      59,742      22.4%      6.9x
--------------------------------------------------------------------------------

Footnote:
---------
(1)   Obtained from Proxy filed December 31, 1999.
(2)   LTM values as of March 31, 2000.
(3)   LTM values as of December 31, 1998.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
PROPOSED OFFER FROM LEW AND LAVONDA          Presentation to: BOARD OF DIRECTORS
ROTHMAN                                                                  page 19
================================================================================


PREMIUMS PAID ANALYSIS (1)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Premiums Paid Analysis
--------------------------------------------------------------------------------

                                             One Day     One Week     Four Weeks
                                             -----------------------------------

Company's Stock Price                         $10.25        $9.88         $10.00

Premium Over Stock Price (2)(3)                11.8%        16.7%          21.2%

--------------------------------------------------------------------------------
Implied Valuation For Company's Stock Price   $11.46       $11.52         $12.12
--------------------------------------------------------------------------------

                                                           ------
Median Per Share Equity Value Based Upon Premiums Analysis $11.52
                                                           ------
--------------------------------------------------------------------------------

Footnote:
---------
(1)   Assumes announcement date is June 5, 2000.
(2)   Source: Securities Data Corporation.
(3) Premiums reflect initial premiums offered in transactions from January 1, 1998 to present where the acquiror was a majority shareholder.

      o The premiums paid analysis yielded an implied per share equity value range of $11.46 to $12.12, resulting in a median per share equity value of $11.52.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
                                             Presentation to: BOARD OF DIRECTORS
                                                                         page 20
================================================================================


          Introduction

          Situation Overview

          Proposed Offer from Lew and LaVonda Rothman

          ----------------------------------------------------------------------
          Exhibits
          ----------------------------------------------------------------------

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
EXHIBITS                                     Presentation to: BOARD OF DIRECTORS
                                                                         page 21
================================================================================


TABLE OF CONTENTS

                                                                         Exhibit
                                                                         -------

Proposed Timetable.........................................................A

Historical and Projected Financial Statements..............................B

Ownership Analysis.........................................................C

Transactions Used in Premiums Analysis.....................................D

Valuation Observations.....................................................E

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
EXHIBIT A                                    Presentation to: BOARD OF DIRECTORS
                                                                         page 22
================================================================================


PROPOSED TIMETABLE

[GRAPHIC OMITTED]

    Date                           Key Event                      Responsibility
------------   -----------------------------------------------   ---------------

Week of        o  FUSI makes a formal presentation to the         FUSI, Company
June 5th          Board of Directors informing the Board of          Counsel
                  Mr. Rothman's buyout offer.

               o  Outside directors of the Board form a
                  Special Committee to evaluate the proposal by Mr. Rothman.

               o  Special Committee engages independent
                  financial and legal advisors.

Week of        o  Special Committee and its advisors              FUSI, Company
June 12th         negotiate with Mr. Rothman and his                 Counsel
                  advisors to finalize a definitive
                  agreement.

               o Financial institutions complete their due diligence and submit final proposals.

               o The financial institution with the winning proposal prepares appropriate documentation to finalize financing.

               o  Mr. Rothman, FUSI and Counsel select a
                  Dealer Manager, Depository Institution and
                  Information Agent.

               o Management calls a special meeting of the Board of Directors to approve Mr.
                  Rothman's offer.

               o  Legal Counsel prepares appropriate
                  documentation to form an acquisition
                  subsidiary ("Acquisition Corp.")
                  controlled by Mr. Rothman into which the Company will be merged upon completion of the Transaction.

Week of        o  Special Committee's financial advisor           FUSI, Company
June 19th         delivers a fairness opinion.                       Counsel

               o Board and Special Committee vote in favor of the Transaction and recommend it to the Shareholders.

               o  Acquisition Corp. signs a commitment
                  letter with the financial institution.

               o Acquisition Corp. formally commences the tender offer.

July 24        o  Parties obtain regulatory clearances and
(Monday)          consummate tender offer.

               o  Parties consummate short form merger.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
EXHIBIT B                                    Presentation to: BOARD OF DIRECTORS
                                                                         page 23
================================================================================


HISTORICAL AND PROJECTED FINANCIAL STATEMENTS (1)

                                 $ in Thousands)

------------------------------------------------------------------------------------------------------------------------
               Company's Income Statements - Fiscal Years Ended December 31, 1998(A) to December 31, 2001(P)
------------------------------------------------------------------------------------------------------------------------

                                       1998(A)                1999(A)                2000(P)               2001(P)
                                 ------------------     ------------------     ------------------     ------------------
                                   Amount      %          Amount      %          Amount      %          Amount      %
                                 ---------  -------     ---------  -------     ---------  -------     ---------  -------
Net Sales                        $286,512    100.0%     $317,001    100.0%     $339,640    100.0%     $366,810    100.0%
  Cost of Goods Sold              233,717     81.6       261,706     82.6       279,840     82.4       301,510     82.2
                                 --------    -----      --------    -----      --------    -----      --------    -----
Gross Profit                       52,795     18.4        55,295     17.4        59,800     17.6        65,300     17.8
  Operating Expenses               30,344     10.6        35,729     11.3        39,460     11.6        42,950     11.7
                                 --------    -----      --------    -----      --------    -----      --------    -----
Operating Income                   22,451      7.8        19,566      6.2        20,340      6.0        22,350      6.1
  Other (Income) Expense, Net        (716)    (0.2)         (169)    (0.1)            0      0.0             0      0.0
                                 --------    -----      --------    -----      --------    -----      --------    -----
EBIT                               23,167      8.1        19,735      6.2        20,340      6.0        22,350      6.1
  Interest Expense                    239      0.1          (127)    (0.0)         (620)    (0.2)         (700)    (0.2)
                                 --------    -----      --------    -----      --------    -----      --------    -----
Earnings Before Taxes              22,928      8.0        19,862      6.3        20,960      6.2        23,050      6.3
  Provision for Taxes               9,194      3.2         7,981      2.5         8,410      2.5         9,240      2.5
                                 --------    -----      --------    -----      --------    -----      --------    -----
Net Income                        $13,734      4.8%      $11,881      3.7%      $12,550      3.7%      $13,810      3.8%
                                 ========    =====      ========    =====      ========    =====      ========    =====

EBITDA                            $24,744      8.6%      $21,890      6.9%      $22,870      6.7%      $25,100      6.8%
Depreciation & Amortization         1,577      0.6         2,155      0.7         2,530      0.7         2,750      0.7
Capital Expenditures               10,673      3.7         8,831      2.8         1,000      0.3         1,250      0.3
------------------------------------------------------------------------------------------------------------------------

Footnote:
---------
(1)   Projections obtained from FUSI research report dated May 5, 2000.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
EXHIBIT C                                    Presentation to: BOARD OF DIRECTORS
                                                                         page 24
================================================================================


OWNERSHIP ANALYSIS

--------------------------------------------------------------------------------
                    Total Shares Outstanding(1) = 11,882,955
--------------------------------------------------------------------------------

------------------------------------------------------------------------
                       Institutional Holders(2)
------------------------------------------------------------------------
                             Date                           % of Shares
Institution                  Filed        Shares Held       Outstanding
-------------------------    ------       -----------       -----------
Royce & Associates           Mar-00           731,500              6.2%
Wachovia Asset Management    Mar-00           303,200              2.6%
Morgan Stanley               Mar-00           260,300              2.2%
Dimensional Fund             Mar-00           121,500              1.0%
Vanguard Group               Mar-00           113,500              1.0%
Advisory Research            Mar-00            46,800              0.4%
Barclays Global              Mar-00            31,842              0.3%
Mellon Bank                  Mar-00            20,600              0.2%
LaSalle National             Mar-00            10,000              0.1%
Other Institutions                              1,900              0.0%
                                            ---------             ----
                     Total                  1,641,142             13.8%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-----------------------------------------------------------------
                 Shares Rolled By Insiders (3)
-----------------------------------------------------------------
                                                      % of Shares
Insider                              Shares Held      Outstanding
------------------------             -----------      -----------
Lew & LaVonda M. Rothman               8,775,840            73.9%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-----------------------------------------------------------------
                All Other Shares Outstanding (3)
-----------------------------------------------------------------

                                                      % of Shares
                                     Shares Held      Outstanding
                                     -----------      -----------
Rothman Trusts                           524,160             4.4%
Estimated Retail and Other               941,813             7.9%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   [The following table was depicted as a pie chart in the printed material.]

Ownership Breakdown
-------------------

Lew & LaVonda Rothman (4)     78.3%
Institutions                  13.8%
Retail & Other                 7.9%

--------------------------------------------------------------------------------

Footnote:
---------
(1)   Provided by latest Proxy filed December 31, 1999.
(2)   As of latest 13F filing.
(3)   Provided by management.
(4)   Includes shares held in trust.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
EXHIBIT D                                    Presentation to: BOARD OF DIRECTORS
                                                                         page 25
================================================================================


TRANSACTIONS USED IN PREMIUMS ANALYSIS(1)(2)

                                 ($ in Millions)

                                                                         % Owned By                     Initial Offer Premium
  Date                                                                   Acquiror at      Equity    --------------------------------
Announced          Target Name                     Acquiror Name         Announcement      ($mil)   One Day   One Week   Four Weeks
---------   -----------------------------   ---------------------------  ------------    --------   --------  ---------  -----------
04/30/98    Mycogen Corp                    Dow AgroSciences                    62.2%    $1,067.3       0.0%       2.5%        11.6%

10/27/98    Citizens Corp                   Allmerica Financial Corp            81.8      1,165.0       5.2        2.2          5.4

11/12/98    Aquila Gas Pipeline Corp        UtiliCorp United Inc                81.6        235.2      23.1       17.4         68.4

11/16/98    Western Beef Inc                Cactus Acquisitions                 71.9         48.1       7.1       (1.6)         5.3

12/09/98    Swisher Intl(American Maize)    Investor Group                      83.0         54.9      24.8       33.3         49.4

03/08/99    EN Star Inc                     Investor Group                      64.5         37.2      25.0       27.0         21.2

03/21/99    Spelling Entertainment Group    Viacom Inc                          80.9        927.1       0.0       32.1         42.6

04/12/99    Meadowcraft Inc                 Investor Group                      73.0        197.1      31.9       30.6         42.2

05/07/99    J Ray McDermott SA              McDermott International Inc         63.0      1,391.3      16.8       13.1         19.2

06/04/99    Intek Global Corp               Securicor Communications            56.3        130.0      (7.9)     (11.5)       (15.0)

07/29/99    Concord Fabrics Inc             Investor Group                      63.0         18.0      33.3       29.0         27.6

11/05/99    Synthetic Industries Inc        Investor Group                      66.0        300.7      11.8       15.0         18.2

01/19/00    Conning Corp                    Metropolitan Life Insurance         56.6        177.3      (2.9)      16.7         27.8

03/31/00    Solomon-Page Group Ltd          Investor Group                      55.5         22.9        --         --           --

04/24/00    Cherry Corp                     Investor Group                      54.8        188.3        --         --           --

04/25/00    MPW Industrial Services Group   Investor Group                      52.4         92.0        --         --           --

05/03/00    Roadhouse Grill Inc             Investor Group                      66.2         68.0        --         --           --

                                                              ----------------------------------------------------------------------
                                                              Median:           64.5%                  11.8%      16.7%        21.2%
                                                              ----------------------------------------------------------------------

Footnote:
---------
(1)   Source: Securities Data Corporation. From January 1, 1998 to present.
(2)   Acquiror had majority ownership of company.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
EXHIBIT E                                    Presentation to: BOARD OF DIRECTORS
                                                                         page 26
================================================================================


INTRODUCTION TO VALUATION OBSERVATIONS

      o Our valuation is based on information provided by the Company's management and FUSI research reports.

      o     In valuing the Company, FUSI has utilized the following methods:

            -     Comparison to publicly held companies.

            -     Comparison to the Swisher transaction.

            -     Discounted cash flow analysis.

            -     Leveraged buyout analysis.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
EXHIBIT E                                    Presentation to: BOARD OF DIRECTORS
                                                                         page 27
================================================================================


COMPARABLE COMPANIES ANALYSIS

                     ($ in Millions, Except Per Share Data)

                                       -----------------------------------------   ----------------------------------------
                                                       Market Data                         Earnings Per Share Data
                                       -----------------------------------------   ----------------------------------------
                                          6/2/00     Shares             Adjusted                                     Growth
Company Name                              Price        Out.     Mkt.     Market                                      2000E-
Latest Qtr.- FYE             Ticker      Low-High    (Mils.)   Value    Value (1)   LTM    2000E (2)   2001E (2)     2001E
---------------------------  ------    -----------   -------   ------   ---------  -----   ---------   ---------     ------
Holt's Cigar Holdings, Inc.   HOLT        $5.38        6.2      $33.6     $21.7    $0.54     $0.64        NA           NA
              12/31/99 Mar.            3.06 - 6.75


---------------------------------------------------------------------------------------------------------------------------
Company                                  $10.25       11.9     $121.8    $112.5    $0.96     $1.05      $1.15         9.5%
               3/31/00 Dec.            7.56 -12.81
---------------------------------------------------------------------------------------------------------------------------

                             -----------------------------------------------------------------
                                                       Valuation Data
                             -----------------------------------------------------------------
                                   P/E Multiples       2001 P/E         EnterpriseValue/
Company Name                 ------------------------   to Proj.    --------------------------
Latest Qtr.- FYE              LTM     2000E     2001E   Growth      Sales      EBITDA     EBIT
---------------------------  -----    -----     -----  ---------    -----      ------     ----
Holt's Cigar Holdings, Inc.  10.0x     8.4x       NA      NA         0.7x        4.6x     5.0x
              12/31/99 Mar.
                             -----------------------------------------------------------------

----------------------------------------------------------------------------------------------
Company                      10.7x     9.8x      8.9x    93.6%       0.4x        5.2x     5.8x
               3/31/00 Dec.
----------------------------------------------------------------------------------------------

                               --------------------------------------------    --------------------------------------------
                                           Income Statement Data                          Profitability & Returns
                               --------------------------------------------    --------------------------------------------

                                            Latest Twelve Months                       Percent of Sales
                               --------------------------------------------    --------------------------------    Return
                                         Gross                      Net        Gross                       Net       on
                                Sales    Profit   EBITDA    EBIT  Income(3)    Profit   EBITDA    EBIT   Income   Equity(4)
                               ------    ------   ------   -----  ---------    ------   ------   -----   ------   ---------
Holt's Cigar Holdings, Inc.     $32.0     $14.3     $4.7    $4.4      $3.2      44.6%    14.6%   13.6%    10.0%       11.9%

---------------------------------------------------------------------------------------------------------------------------
Company                        $314.6     $54.6    $21.6   $19.3     $11.8      17.4%     6.9%    6.1%     3.7%       14.5%
---------------------------------------------------------------------------------------------------------------------------

                                 ------------------------------------      -----------------------------
                                           Historical Growth                      Capitalization
                                 ------------------------------------      -----------------------------

                                             Operating
                                  Sales        Income      Net Income      Net Debt
                                 2 - Year     2 - Year      2 - Year       to Total     Book      Net
                                   CAGR         CAGR          CAGR          Capital     Value    Debt(5)
                                 --------    ---------     ----------      --------     -----    -------
Holt's Cigar Holdings, Inc.         32.9%        32.4%          26.5%            NM     $26.8    ($11.9)

--------------------------------------------------------------------------------------------------------
Company                             14.8%        (9.5%)        (21.6%)           NM     $80.8     ($9.3)
--------------------------------------------------------------------------------------------------------

Footnote:
---------
(1)   Market value of equity plus net debt.
(2)   Estimates obtained from the First Call Network on June 2, 2000.
(3)   Before one-time charges.
(4)   Equal to net income divided by period-end book equity.
(5) Equal to the sum of short-term debt, long-term debt and capital leases less cash and marketable securities.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
EXHIBIT E                                    Presentation to: BOARD OF DIRECTORS
                                                                         page 28
================================================================================


VALUATION BASED UPON COMPARABLE COMPANIES ANALYSIS

--------------------------------------------------------------------------------------------------------------
                                           ($ in Thousands)
--------------------------------------------------------------------------------------------------------------
                                                     Median                         Debt -
    Capitalization Rate              Company    x   Multiple   =   Gross Value  -   Cash(1)   =   Equity Value
----------------------------        --------        --------       -----------      -------       ------------
Enterprise Value / Net Sales        $314,615           0.7 x          $213,293      ($9,251)          $222,544
Enterprise Value / EBITDA             21,575           4.6             100,145       (9,251)           109,396
Enterprise Value / EBIT               19,253           5.0              95,703       (9,251)           104,954
Market Value / Net Income             11,755          10.0                  --           --            117,006
                                                                                                      --------
                                                                                                      --------
Implied Equity Value Based Upon Median Multiple                                                       $113,201
                                                                                                      --------

--------------------------------------------------------------------------------------------------------------
Implied Equity Per Share Value                                                                           $9.53
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

Footnote:
---------
(1) As of March 31, 2000, the Company had approximately $6.0 million in third-party debt and $15.2 million in excess cash on the balance sheet.

      o Based upon a comparison to publicly traded companies, the median equity value per share for the Company is approximately $9.53.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
EXHIBIT E                                    Presentation to: BOARD OF DIRECTORS
                                                                         page 29
================================================================================


VALUATION BASED UPON SWISHER TRANSACTION

--------------------------------------------------------------------------------------------------------------
                                           ($ in Thousands)
--------------------------------------------------------------------------------------------------------------
                                                     Median                         Debt -
    Capitalization Rate              Company    x   Multiple   =   Gross Value  -   Cash(1)   =   Equity Value
----------------------------        --------        --------       -----------      -------       ------------
Enterprise Value / Net Sales        $314,615           1.5 x          $486,989      ($9,251)          $496,240
Enterprise Value / EBITDA             21,575           6.2             134,173       (9,251)           143,424
Enterprise Value / EBIT               19,253           6.9             133,188       (9,251)           142,439
                                                                                                      --------
                                                                                                      --------
Implied Equity Value Based Upon Median Multiple                                                       $143,424
                                                                                                      --------

--------------------------------------------------------------------------------------------------------------
Implied Equity Per Share Value                                                                          $12.07
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

Footnote:
---------
(1) As of March 31, 2000, the Company had approximately $6.0 million in third-party debt and $15.2 million in excess cash on the balance sheet.

      o Based upon a comparison to valuation multiples obtained from the Swisher transaction, the median equity value per share for the Company is approximately $12.07.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
EXHIBIT E                                    Presentation to: BOARD OF DIRECTORS
                                                                         page 30
================================================================================


DISCOUNTED CASH FLOW ANALYSIS

      o Based upon the valuation analysis used by many strategic and financial buyers.

      o FUSI calculated a weighted average cost of capital of 16.78% for the Company.

      o Using a range of discount rates between 14.78-18.78% for the Company and a range of multiples of fiscal year 2004 EBITDA, the following range of per share equity values for the Company was obtained:

--------------------------------------------------------------------------------

                         ------------------------------
                         Implied Equity Value Per Share
                         ------------------------------

                                      Exit Year EBITDA Multiple
                             ---------------------------------------------------
                              5.25x     5.75x     6.25x      6.75x      7.25x
                             ---------------------------------------------------
                    14.78%    $11.43    $12.10    $12.77     $13.44     $14.11
                                        ---------------------------
                    15.78%     11.05     11.69     12.33      12.97      13.61
                                                   -----
Weighted Average    16.78%     10.68     11.29     11.90      12.52      13.13
Cost of Capital                                    -----
                    17.78%     10.33     10.91     11.50      12.09      12.68
                                        ---------------------------
                    18.78%      9.99     10.56     11.12      11.68      12.24

--------------------------------------------------------------------------------

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
EXHIBIT E                                    Presentation to: BOARD OF DIRECTORS
                                                                         page 31
================================================================================


LEVERAGED BUYOUT ANALYSIS

      o Sources and uses of funds, as well as potential returns to debt and equity holders, are based on market guidelines.

      o The analysis assumes an exit multiple of 6.25x fiscal year 2004 EBITDA, total asset-based leverage at 70.0% of inventory and 50.0% of PPE and does not assume recap accounting.

---------------------------------------------------------------------------------------------------------------------
                                                   ($ in Thousands)
---------------------------------------------------------------------------------------------------------------------

          Uses                     Amount              Sources          Amount      % Total   5 - Year Returns
--------------------------         --------       -----------------     --------    -------   -----------------------
Purchase Price of Equity           $124,771       Senior Term Loan       $30,000      25.3%    8.3%

Repayment of Existing Debt            5,983       Bank Revolver           19,229      16.2     8.5

Transaction Costs                     3,000       Subordinated Debt            0       0.0     0.0 -   0.0% warrants

Required Cash (Excess)              (15,234)      Investor Equity         69,291      58.5    24.8 - 100.0% ownership
                                   --------                             --------     -----
Total                              $118,520       Total                 $118,520     100.0%
                                   ========                             ========     =====
-------------------------------------------
Equity Value Per Share               $10.50
-------------------------------------------

---------------------------------------------------------------------------------------------------------------------

      o Based upon projections obtained from FUSI's research reports, the implied equity value per share resulting in approximately 25.0% IRR for the investor equity is $10.50.

                          ----------------------------
                          First Union Securities, Inc.

================================================================================
EXHIBIT E                                    Presentation to: BOARD OF DIRECTORS
                                                                         page 32
================================================================================


SUMMARY VALUATION RANGE

      o FUSI's analysis yielded the following per share equity valuation ranges for the Company.

                              [BAR CHART OMITTED]

Footnote:
---------
(1) Valuation range for comparable companies based upon current stock price and implied per share equity valuation yielded by comparable companies analysis.
(2) Range for LBO analysis obtained through analyzing equity values providing IRRs between 25-30%.

                          ----------------------------
                          First Union Securities, Inc.